Exhibit 99.2

FIS Implements New Board Leadership Structure to Drive Enhanced Shareholder Value; Stephanie L.

Ferris Assumes CEO Role

Jeffrey A. Goldstein to Become Independent Chairman of the Board of Directors,

Effective December 16, 2022

Gary A. Norcross, a Dedicated Member of the FIS Team for Over 34 Years, to Depart from Company and Board

JACKSONVILLE, Fla.—December 15, 2022— FIS® (NYSE: FIS), a global leader in financial services technology, today announced updates to its Board of Directors and leadership team to drive enhanced shareholder value. Consistent with the Board’s focus on enhancing corporate governance, FIS will transition to an independent Board Chair structure. Jeffrey A. Goldstein, Lead Independent Director of the FIS Board, has been appointed as Independent Chairman, effective December 16, 2022. In conjunction with this appointment, Stephanie L. Ferris, previously announced as incoming Chief Executive Officer, will succeed Gary A. Norcross effective December 16, 2022. As part of the leadership transition of the Board, Mr. Norcross will depart from the Board of FIS on the same date.

“FIS is well positioned for growth across our markets and we are moving forward with this new Board leadership structure from a position of great opportunity,” said Mr. Goldstein, Lead Independent Director of the FIS Board and incoming Independent Chairman of the Board. “Stephanie is an accomplished industry veteran with expertise in payments, technology platform businesses and driving transformation and has already demonstrated at FIS how she will leverage her deep understanding of FIS’ colleagues, clients and strategy to lead the organization with her reputation for driving operational excellence, disciplined innovation and client inspiration. The Board is confident she is the ideal leader to take the Company forward and enhance shareholder value.”

Mr. Goldstein concluded: “We are grateful to Gary for his over 34 years of dedicated service and many important contributions to FIS. Gary provided tremendous leadership in his varying roles at FIS over the years, overseeing the expansion of FIS’ product portfolio and global footprint and setting the strategy for the Company to become indispensable to our clients. He was also a strong mentor to our colleagues and has been committed to continually identifying, growing, recruiting and developing FIS talent. On behalf of the entire Board, I thank Gary for his unwavering commitment. He and Stephanie have worked to ensure a seamless transition for our clients, colleagues, shareholders and partners.”

In her role as FIS President, Ms. Ferris has been responsible for steering and executing the Company’s global business strategy, including M&A, and its global business operations serving financial institutions, merchants and corporates of all sizes and geographies. A 28-year industry veteran with expertise in payments, technology platform businesses and driving digital transformation, Ms. Ferris has been integral to FIS’ growth globally, where it currently supports more than 20,000 businesses and over a million merchant locations.

“I am honored to serve as CEO of FIS during such an important and exciting phase in the Company and our industry,” said Ms. Ferris. “My time as President has reinforced what a talented global team we have, and I look forward to leading this organization as we build on our momentum and continue to create value for our clients, partners, colleagues and shareholders. FIS’ stellar history, marquee clients and successful innovation provide an unrivaled foundation for us to chart FIS’ future course for fintech innovation and value creation, and I’m incredibly excited to lead the company into its future.”

“It has been a privilege to serve as CEO of FIS and I am proud of all that we have accomplished during my tenure,” said Mr. Norcross. “Stephanie’s previously announced appointment has been part of a thoughtful succession plan and I am confident that she is the right person to lead FIS into its next phase of value creation. The Board and I believe now is the right time to transition to an independent Board Chair structure, and we are confident that Jeffrey is the right person to lead this transition.”

In addition, as separately announced, FIS is initiating a comprehensive assessment of the Company’s strategy, businesses, operations and structure with the goal of positioning the Company to drive stronger results, increase shareholder value and enhance client services. Further, following the Board’s appointment of two new independent directors earlier this year, the Board has appointed a new highly qualified independent director to the Board. That press release can be found at www.investor.fisglobal.com/press-releases.

About Jeffrey A. Goldstein

Mr. Goldstein is a Senior Advisor to Canapi Ventures, a fintech-oriented venture capital firm, and Advisor Emeritus at Hellman & Friedman LLC, one of the oldest and most experienced private equity investment firms. Mr. Goldstein has extensive experience in mergers and acquisitions, corporate finance and government and financial regulation. Previously, Mr. Goldstein was a Managing Director and Senior Advisor at Hellman & Friedman. From 2009 to 2011, he served as the Under Secretary of the Treasury for Domestic Finance and Counselor to the Secretary of the Treasury. Mr. Goldstein was a Managing Director of the World Bank, where he also served as the Chief Financial Officer. He was also the Co-Chairman of the investment bank BT Wolfensohn and a partner at its predecessor organizations. Since 2014, Mr. Goldstein has served as a Board member of Bank of New York Mellon. Mr. Goldstein earned a Bachelor of Arts degree from Vassar College and a Master of Arts, Master of Philosophy and a Ph.D. in economics from Yale University.

About FIS

FIS is a leading provider of technology solutions for financial institutions and businesses of all sizes and across any industry globally. We enable the movement of commerce by unlocking the financial technology that powers the world’s economy. Our employees are dedicated to advancing the way the world pays, banks and invests through our trusted innovation, system performance and flexible architecture. We help our clients use technology in innovative ways to solve business-critical challenges and deliver superior experiences for their customers. Headquartered in Jacksonville, Florida, FIS is a member of the Fortune 500® and the Standard & Poor’s 500® Index. To learn more, visit www.fisglobal.com. Follow FIS on Facebook, LinkedIn and Twitter (@FISGlobal).

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance or projections of the Company, projected revenue or expense synergies, business and market conditions, outlook, foreign currency exchange rates, deleveraging plans, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, the outcome of our comprehensive assessment referred to in this release, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, or other characterizations of future events or circumstances, are forward-looking statements. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These statements relate to future events and our future results and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include the following, without limitation:

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changes in general economic, business and political conditions, including those resulting from COVID-19 or other pandemics, a recession, intensified international hostilities, acts of terrorism, increased rates of inflation or interest, changes in either or both the United States and international lending, capital and financial markets or currency fluctuations;

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the outbreak or recurrence of the novel coronavirus and any related variants (“COVID-19”) and measures to reduce its spread, including the impact of governmental or voluntary actions such as business shutdowns and stay-at-home orders in certain geographies;

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the duration, including any recurrence, of the COVID-19 pandemic and its impacts, including reductions in consumer and business spending, and instability of the financial markets in heavily impacted areas across the globe;

•	the economic and other impacts of COVID-19 on our clients which affect the sales of our solutions and services and the implementation of such solutions;

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the risk of losses in the event of defaults by merchants (or other parties) to which we extend credit in our card settlement operations or in respect of any chargeback liability, either of which could adversely impact liquidity and results of operations;

•	the risk that acquired businesses will not be integrated successfully or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risks of doing business internationally;

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the effect of legislative initiatives or proposals, statutory changes, governmental or applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations;

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the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

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the amount, declaration and payment of future dividends is at the discretion of our Board of Directors and depends on, among other things, our investment opportunities, results of operations, financial condition, cash requirements, future prospects, the duration and impact of the COVID-19 pandemic, and other factors that may be considered relevant by our Board of Directors, including legal and contractual restrictions;

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the amount and timing of any future share repurchases is subject to, among other things, our share price, our other investment opportunities and cash requirements, our results of operations and financial condition, our future prospects and other factors that may be considered relevant by our Board of Directors and management;

•	failures to adapt our solutions to changes in technology or in the marketplace;

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internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

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the risk that implementation of software, including software updates, for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•	the risk that policies and resulting actions of the current administration in the U.S. may result in additional regulations and executive orders, as well as additional regulatory and tax costs;

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competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	failure to comply with applicable requirements of payment networks or changes in those requirements;

•	fraud by merchants or bad actors; and

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other risks detailed in the “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, in our quarterly reports on Form 10-Q, in our current reports on Form 8-K and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Kim Snider

Senior Vice President

FIS Global Marketing and Corporate Communications

904.438.6278

kim.snider@fisglobal.com

George Mihalos

Senior Vice President

Head of Investor Relations

904.438.6119

georgios.mihalos@fisglobal.com